Exhibit 99.1

Genius Brands International Reports Increased Revenues for Fiscal 2012

Revenues Increase by 9% over 2011 levels

Company Poised for Expansion in Digital Marketplace in 2013 with Launch of New Baby Genius® iOS App and Release of Digital Versions of Video and Music Titles from the Baby Genius® Library

SAN DIEGO, April 2, 2013 - Genius Brands International, Inc. (OTCQB:GNUS), developer and marketer of entertainment products including the award-winning Baby Genius® line of music and education-based products and characters, today announced results for its fiscal year ended December 31, 2012.

Highlights for the 2012 fiscal year include:

•	9% increase in revenues to $6,570,199 in FY 2012 from $6,023,010 in FY 2011

"In 2012 we saw sales growth through daily websites such as Groupon and we believe this business will continue to grow in 2013. While our company focused on selling Baby Genius DVDs and CDs through traditional retailers in the past, these new channels are allowing us to sell additional product lines such as board books, puzzles and learning cards. The Company is also looking at opening other traditional retail accounts with our new ‘Baby Genius Fun Packs’ and ‘Baby Genius Discovery Kits’ bundles,” stated Genius Brands Chairman and CEO Klaus Moeller.

“During the first half of 2013, we will focus on our core children’s products while reducing overhead costs and cutting non-core business segments. Our plans include the launch of a new Baby Genius® iOS app, the release of additional video and music titles from the Baby Genius® library, and a preschool readiness program in Q2 2013. We will also continue development on a TV pilot, new DVD titles and additional apps.

“Our Baby Genius YouTube channel has now seen over 13 million views and is doing very well. We believe our digital distribution strategy will soon begin to show positive results while we continue to sell our core products through traditional retail outlets,” concluded Mr. Moeller.

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Fiscal 2012 vs. Fiscal 2011 Results

Revenues for the twelve months ended December 31, 2012 were $6,570,199 as compared to $6,023,010 in the fiscal year ended December 31, 2011. This 9% rise in revenues was driven by increasing sales of 3rd party distributed products through the Company’s expanding distribution platforms. These sales increases more than offset the 54% decline in royalty revenues which resulted from the cancellation of the Company’s toy licensing agreement with Battat International and lower than anticipated sales of the new toy line released to retail in the third quarter of 2012.

Gross profit for fiscal 2012 decreased 27% to $1,733,878 from $2,386,298 in fiscal 2011. Gross margins in fiscal 2012 were 26% versus 40% in fiscal 2011. The decline in gross margins was due to lower royalty revenues in 2012 which have traditionally represented higher margins and increases in our non-core revenue categories which have lower margin contributions.

Operating expenses increased 3% in fiscal 2012 to $3,696,163 from $3,656,571 in 2011. Loss from operations was $1,962,285, up $692,012, or 55%, over operating loss of $1,270,273 in fiscal 2011 due to increased salaries and related expenses for key management, and increased interest expense.

Net loss for fiscal 2012 was ($2,067,609) or $(0.03) per share, as compared to fiscal 2011 net loss of ($1,372,259) or $(0.02) per share, an increase of $695,350 or 51%.

For further information please see Genius Brands’ full 10K filing at www.sec.gov.

About Genius Brands

Genius Brands International, Inc. is the developer and marketer of entertainment products including the award winning Baby Genius® line of music and education-based products and characters. The Company is developing and marketing a growing line of Genius branded products that entertain and educate the whole family. Baby Genius® awards include: Mom's Choice Award, The National Parenting Center Seal of Approval, The Toy Insider Best Toddler Toys, Dr. Toy 100 Best Children's Products, NAPPA Honors Award, iParenting Excellent Product Award, Creative Child Preferred Choice Award, Latino DVD Awards, iParenting Media Award, Film Advisory Board Award of Excellence, Kids First! Quality Children's Media Endorsement, Parents Magazine 2002 “Video of the Year,” and Best “Under 3” QSR Program 2004/2005 from Restaurant Magazine. Baby Genius® products are available at most major retailers and have international exposure in over 40 countries. For brand information please visit www.babygenius.com. For Company information please visit http://ir.stockpr.com/babygenius/overview.

Forward-looking statements

This release contains forward-looking statements made by or on behalf of Genius Brands International Inc. All statements that address operating performance that the Company expects will occur in the future, including statements relating to operating results for fiscal 2013 and beyond, revenue growth, future profitability or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on management's current views and we cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including, among other things, uncertainties relating to the Company's success in judging consumer preferences, financing the Company's operations, entering into strategic partnerships, engaging management, seasonal and period-to-period fluctuations in sales, failure to increase market share or sales, inability to service outstanding debt obligations, dependence on a limited number of customers, increased production costs or delays in production of new products, intense competition within the industry, inability to protect intellectual property in the international market for our products, changes in market condition and other risks and uncertainties indicated from time to time in our filings with the U.S. Securities and Exchange Commission (SEC) available via the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to consider the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.

Investor Relations Contact:	Media Contact:
Mr. Klaus Moeller	John Russel
Chairman and CEO	RUSSEL Public Relations
Genius Brands, Inc.	Tel: +1-818-561-5072
Tel: +1-619-481-6511	Cell: 818-516-8572
E-Mail: Klaus@GNUSInc.com	E-Mail: JRussel@russelprla.com
Website: www.babygenius.com

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Genius Brands International, Inc.
Consolidated Balance Sheets
December 31, 2012 and December 31, 2011 (audited)

ASSETS	12/31/2012	12/31/2011
Current Assets:
Cash	$447,548	$405,341
Accounts Receivable, net	1,084,233	1,021,039
Inventory	326,072	340,782
Prepaid and Other Assets	139,983	168,486
Total Current Assets	1,997,836	1,935,648

Property and Equipment, net	23,736	32,894
Capitalized Product Development in Process	246,617	278,696
Intangible Assets, net	356,070	405,019
Debenture Issuance Costs	191,762	–
Total Assets	$2,816,021	$2,652,257

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$971,097	$1,008,460
Accrued Expenses	496,662	408,684
Accrued Salaries and Wages	516,083	193,519
Accrued Interest - Debentures	45,716	19,049
Derivative Valuation	68,962	–
Total Current Liabilities	2,098,520	1,629,712

Long Term Liabilities:
Notes Payable (Net of Discount of $485,147 and $0, respectively)	514,853	–
Notes Payable and Accrued Interest – Related Parties	447,891	2,143,178
Total Liabilities	3,061,264	3,772,890

Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 250,000,000 shares authorized; 71,912,617 and 60,698,815 shares issued and outstanding, respectively	71,913	60,699
Additional Paid in Capital	9,890,868	6,959,083
Accumulated Deficit	(10,208,024)	(8,135,049)
Total Genius Brands International, Inc. Stockholders’ Equity (Deficit)	(245,243)	(1,115,267)
Noncontrolling Interest	–	(5,366)
Total Equity	(245,243)	(1,120,633)

Total Liabilities & Stockholders’ Equity (Deficit)	$2,816,021	$2,652,257

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Genius Brands International, Inc.
Consolidated Statements of Operations
Years Ended December 31, 2012 and 2011 (audited)

	2012	2011
Revenues:
Product Sales	$6,277,663	$5,387,538
Licensing & Royalties	292,536	635,472
Total Revenues	6,570,199	6,023,010

Cost of Sales (Excluding Depreciation)	4,836,321	3,636,712

Gross Profit	1,733,878	2,386,298

Operating Expenses:
Product Development	32,792	18,491
Professional Services	181,172	249,655
Rent Expense	38,982	82,469
Marketing & Sales	727,695	917,196
Depreciation & Amortization	149,823	208,859
Salaries and Related Expenses	1,689,064	1,394,746
Stock Compensation Expense	264,122	432,422
Other General & Administrative	612,513	352,733
Total Operating Expenses	3,696,163	3,656,571

Loss from Operations	(1,962,285)	(1,270,273)

Other Income (Expense):
Other Income	388	24,865
Interest Expense	(332,055)	(2,870)
Interest Expense – Related Parties	(50,259)	(123,981)
Gain (loss) on extinguishment of debt	76,280	–
Gain (loss) on derivative valuation	200,322	–
Net Other Income (Expense)	(105,324)	(101,986)

Loss before Income Tax Expense and Noncontrolling Interest	(2,067,609)	(1,372,259)

Income Tax Expense	–	–

Net Loss	(2,067,609)	(1,372,259)
Net Loss attributable to Noncontrolling Interest	–	5,366
Net Loss attributable to Genius Brands International, Inc.	$(2,067,609)	$(1,366,893)

Net Loss per common share	$(0.03)	$(0.02)

Weighted average shares outstanding	68,928,617	58,923,904

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